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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors
                         -------------------------------


As independent public accountants, we hereby consent to the incorporation of our report of Independent Public Accountants dated December 20, 2001, with respect to the financial statements of Serrot International, Inc. included in this Form 8-K, into the Company's previously filed Registration Statements pertaining to the 1986 Stock Options Plan (Form S-8 No. 33-44306), the 1991 Employee Stock Purchase Plan and 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Gundle/SLT Environmental, Inc. (Form S-8 No. 33-44531), the Gundle/SLT Environmental, Inc. Amended and Restated 1995 Incentive Stock Plan (Form S-8 No. 333-01759), and the Gundle/SLT Environmental, Inc. 1996 Nonqualified Stock Option Plan for Non-Employee Directors (Form S-8 No. 333-23299), the 1995 Incentive Stock Plan as Amended and Restated May 3, 2001 (Form S-8 No. 333-63466), and the Registration Statement (Form S-3 No. 333-27735) of Gundle/SLT Environmental, Inc., and in the related Prospectus.


ARTHUR ANDERSEN LLP

Houston, TX
February 11, 2002